Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
MOD - Q2 2015 Modine Manufacturing Co Earnings Call

EVENT DATE/TIME: OCTOBER 30, 2014 / 01:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

CORPORATE PARTICIPANTS
 Kathy Powers Modine Manufacturing Company - VP, Treasurer and Investor Relations
 Tom Burke Modine Manufacturing Company - President and CEO
 Mick Lucareli Modine Manufacturing Company - VP, Finance, and CFO

CONFERENCE CALL PARTICIPANTS
 David Leiker Robert W. Baird & Co. - Analyst
 Walter Liptak Global Hunter Securities- Analyst
 Robert Kosowsky Sidoti - Analyst

 PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to Modine Manufacturing Company's second quarter fiscal 2015 Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time. (Operator Instructions) As a reminder, this conference call is being recorded.

I would now like to turn the conference over to your host, Ms. Kathy Powers, Vice President, Treasurer and Investor Relations.

 Kathy Powers - Modine Manufacturing Company - VP, Treasurer and Investor Relations

Thank you and thank you for joining in today for Modine's Second Quarter Fiscal 2015 Earnings Call. With me today are Modine's President and CEO, Tom Burke; and Mick Lucareli, our Vice President, Finance and Chief Financial Officer.

We will be using slides for today's presentation. Those links are available through both the webcast link, as well as a PDF file posted on the Investor Relations section of our company website modine.com. Also, should you need to exit the call prior to its conclusion, a replay will be available through our website beginning approximately two hours after the call concludes.

On Slide 2 is an outline for today's call. Tom and Mick will provide comments on our second quarter results and review our revenue and earnings guidance for fiscal 2015. At the end of the call, there will be a question-and-answer session.

On Slide 3 is our notice regarding forward-looking statements. I want to remind you that this call may contain forward-looking statements as outlined in today's earnings release, as well as in our Company's filings with the Securities and Exchange Commission.

With that, it's my pleasure to turn the call over to Tom Burke.

 Tom Burke - Modine Manufacturing Company - President and CEO

Thank you, Kathy. Good morning, everyone. This morning, we reported our earnings for the second quarter, which included adjusted earnings per share of $0.05, adjusted operating income of $8.9 million and sales of $377 million. Our sales were up 4% from the prior year, driven by growth in our Building HVAC, Europe and Asia segments. Looking at the top line by segment, our Building HVAC segment is performing well, led by strong North America heating sales and the addition of the Barkell business in the UK.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

In Europe, our higher market share in the commercial vehicle space is driving our sales increases above market levels. In Asia, increased launch activity and sales growth in India are driving year-over-year revenue increases more than offsetting the impact of a weak excavator market in China and slowing sales to off-highway customers in Korea. We are benefiting from a stronger commercial vehicle market in North America, but that has been offset by weakness in the North America off-highway market. Finally, our South America segment continues to be impacted by weak economic conditions in Brazil.

Although our sales were up from the prior year, earnings were down due to several factors, primarily mix and operational inefficiencies. Strength in two of our major markets, namely North America commercial vehicle and Europe premium auto resulted in higher than planned volumes in certain plants that serve these particular markets. In order to keep up with customer demand, we had to add temporary labor, expand to 7 day operating plans, and increase inbound and outbound expedited freight, all of which increased our costs.

I'll cover these inefficiencies and other factors impacting our bottom line during my segment review. As usual, I will also provide an update to our market outlook for the remainder of fiscal 2015. And after that, Mick will go through our consolidated results and full-year guidance.

Turning to Page 6. Sales decreased 2% in the North America segment, with lower sales to off-highway customers and lower tooling sales more than offsetting an increase in sales to commercial vehicle customers. Our off-highway sales were down about 20% year-over-year while sales to commercial vehicle customers were up by about the same percentage. Tooling sales were down about $4 million, accounting for the total year-over-year decrease. Excluding this drop in tooling, sales would have been up about 1%.

Gross margin declined 260 basis points to 14.5% due to a number of factors including unfavorable sales mix, operational inefficiencies and higher warranty expenses. The unfavorable sales mix resulted from the increase in sales to commercial vehicle customers and a decrease in sales primarily to off-highway customers. Inefficiencies included costs related to the transfer of production from our McHenry, Illinois manufacturing facility to other North America plants and temporary inefficiencies from increased over time, scrap and expedited freight costs resulting from the higher commercial vehicle volumes further complicated with high seasonal service part demand.

We are working through these issues related to the increased volumes and they will normalize through the balance of the year. We also had a temporary quality issue with aluminum extrusion supplier during the quarter that resulted in additional expense. We're working with the supplier to recover these expenses. SG&A expense was down from the prior year, primarily due to lower engineering and development costs. Operating income for North America was down $3.8 million from the prior year to $7.9 million due primarily to the decline in gross profit. Our outlook for North American commercial vehicle market continues to be positive and we expect this to be a source of sales growth for the remainder of the year. Our outlook for the off-highway market is down 5% to 10%, which is slightly lower than the previous quarter. So far this year, our sales decline for this market has exceeded the bottom end of this range due to our particular mix of business. We have seen modest increases in construction programs which has been more than offset by decreases in agriculture and mining. We currently expect these markets remain weak throughout the balance of 2015 and for our sales to be at or below the low end of the range.

Please turn to Page 7. Sales for our Europe segment increased 5% for the second quarter driven by higher sales to commercial vehicle and automotive customers. Sales to commercial vehicle customers were up 19%, driven by higher launch volumes of components for Euro 6 vehicles. Sales to automotive customers in Europe were up 7% with higher sales of automotive components, more than offsetting the decrease in BMW modules as those programs continue to wind down as planned. These increases were partially offset by lower tooling sales, which were down about $5 million from the prior year.

Gross margin increased by 80 basis points, primarily due to $2.1 million of accelerated depreciation in the prior year. The increased profit from higher sales line was somewhat offset by unfavorable sales mix as well as operational inefficiencies related to our ongoing project to consolidate manufacturing operations in Germany and other volume-related inefficiencies. As I explained last quarter, we are experiencing an unfavorable impact on our margins in Europe as we increase volumes for our Euro 6 commercial vehicle programs. These programs continue to operate at margins lower than our original expectations, although they are improving and we expect them to continue to improve. In addition this quarter, we had higher operating costs as a high automotive demand is forcing us into seven-day operation plans at two of our European facilities. This is resulting in higher labor costs, increased scrap and a greater reliance on expedited freight. We have taken actions to address these issues and expect to see improvements later this year. The German plant consolidation project remains on track with major equipment transfer activity occurring during the second and third quarters of this year. Operating income in Europe was up $1.3 million to $4.6 million primarily due to higher gross profit. Our outlook for Europe is very similar to last year. Although the commercial vehicle market is expected to be down 5%, we expect to have year-over-year sales growth to this market as we continue to increase volumes of our Euro 6 commercial vehicle programs launched last year. We also continue to benefit from solid premium automotive market in Europe. We expect to see continued growth from our new automotive component programs.

Moving to South America on Page 8, sales were down 14% primarily due to lower sales to commercial vehicle, agricultural and automotive customers as the weak economic conditions in Brazil continue to impact this segment. Our gross profit and operating income were both down $2.2 million versus last year due to the decrease in sales. As I mentioned last quarter, we took quick action when we saw the Brazilian market start to soften, implementing headcount reductions and other cost saving initiatives as quickly as possible. So far this year, we've reduced our headcount by approximately 130 individuals primarily to right-size the production work force in response to lower sales volume. We are evaluating further structural cost savings opportunities as the outlook for the Brazil markets continues to look soft. We revised our outlook downward for the South American markets for the remainder of fiscal 2015 to reflect expected further declines in the commercial vehicle market. We're hopeful that the agricultural market may start to recover by the end of our fiscal year and anticipate new program launches to begin in the fourth quarter of this fiscal year.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Please turn to Page 9. I'm very pleased to report that our Asia segment reported a 17% increase in sales this quarter. Higher sales to automotive, commercial vehicle and off-highway customers in India were partially offset by lower sales from our Korean joint venture as a result of a softening off-highway market. India has been a key source of growth for us this year. In fact, this quarter, our sales in India were more than double our sales in the second quarter of last year. In China, sales to the construction equipment customers were down 29% but this was fully offset by increased sales to automotive customers as oil cooler launch volumes increased significantly year-over-year. Gross margin improved 40 basis points from the prior year on higher sales volumes this quarter. We continue to see year-over-year margin improvements in the Asia region as volumes increase. We had an operating loss for the quarter of $700,000 but this is a $400,000 improvement versus the prior year. We have lowered our outlook for the Asia excavator market as we expect conditions in China and Korea to remain weak. We expect India to continue to grow and I'm pleased that we are finally seeing volume increases to the automotive customers in China as our important oil cooler programs start to launch. This will be an important source of sales growth and diversification for this region in the future. Also on the subject of Asia diversification, our new business wins in this segment continue to be encouraging. I draw your attention to a press release we made earlier this week; while we're not in a position to provide many details, this quarter we are very pleased to announce that we won a significant commercial vehicle award with JAC, a premier China commercial vehicle manufacturer.

Turning to Page 10, sales in our Building HVAC segment increased $10.7 million or 31% in the quarter. Of this amount, $4.2 million related to the North America business, driven by a 16% increase in heating product sales. Our Airedale business in the UK accounted for the balance of the sales increase, including $3.8 million in sales contributed by our recently acquired Barkell business. The year-over-year comparison also benefited from the lost sales in the second quarter of last year resulting from the fire in the UK in 2013. Gross margin for the segment increased 110 basis points to 29.2% due to higher sales volume and favorable sales mix resulting from the higher contribution from the North America heating sales. SG&A was up $1.4 million, including $1 million of expenses from Barkell. Operating income increased $2 million to $3.2 million for the second quarter as compared to the prior year on the increased sales volume. Our outlook for the Building HVAC markets has improved slightly from the prior quarter as early season restocking orders for the North American heating market indicate that we should have another strong heating season.

With that, I'd like to turn over to Mick for an overview of our consolidated financial results and guidance.

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

Thanks Tom and good morning everyone. Please turn to Slide 12. As Tom mentioned, our second quarter yielded a 4% increase in sales. Our Building HVAC, Europe and Asia segments, all contributed to the increase offsetting continued weakness in South America. In the quarter, the gross margin declined slightly to 15%. The change in gross margin is due to several factors that came together in the quarter. These include an unfavorable sales mix, plant consolidation activities and temporary production inefficiencies at a few of our plants. During the quarter, we had to manage sizable volume increases in certain areas of our business and decreases in other areas. These changes had a negative mix impact on our margin. In addition, most of the volume increases were flowing through a few select manufacturing facilities in North America and Europe. All this was happening while we are executing on our plant consolidations in those two segments. I'd like to provide some additional color on each of these items beginning with mix.

We talked about the Europe mix impact last quarter. Margins on our Euro 6 commercial vehicle components are lower than we originally expected due to changes in manufacturing processes. Therefore, as volumes increase, we are seeing a negative mix shift from Euro 5 to Euro 6. Also, there is a slight negative mix shift in our automotive sales. In North America, we experienced a similar unfavorable mix. This is resulting from our volume increases to commercial vehicle customers and decreases to off-highway customers.

As you know, we are in the middle of our plant consolidations in North America and Europe. As expected, the plant closures added costs and inefficiencies such as over time and scrap that impacted our results. We estimate that our Q2 results include approximately $1 million of plant consolidation inefficiencies and project costs. However, we have not adjusted our results for these costs. Last but not least, we also had $2.5 million of unexpected costs in North America and Europe. We incurred approximately $1 million of additional costs due to warranty adjustments and a supplier issue in North America, plus we had some unexpected operational costs related to volume increases in certain plants. We estimate that these costs were approximately $1.5 million during the quarter and that they will decrease significantly through the balance of the year.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Moving on to SG&A, our costs increased $1.8 million or 4% over the prior year. The majority of that increase, or $1 million, was the result of our Barkell acquisition that was completed late last fiscal year. Also note, we recorded $1 million of restructuring expenses during the quarter. $800,000 is for equipment transfer and plant consolidation charges in Europe. The remaining $200,000 relates to the closure of our McHenry plant in North America. Despite the earnings decline, we had a $1 million increase in our income tax expense line this quarter. This was expected since we are now recording tax expense on income generated in the US for fiscal 2015. Based on all these factors, adjusted operating income of $8.9 million and earnings per share of $0.05 are down versus the prior year. We fully expect earnings improvement in the coming quarters as we work our way through these challenges and I'll discuss that more in just a moment.

Turning to Slide 13, as anticipated, our free cash flow was positive in the quarter but below prior year. The year-over-year change is due to several factors including a decline in our cash earnings, a portion is also due to lower tooling collections and changes in other assets and liabilities, and the balance is due to higher capital spending in the quarter driven by the expansion of our Nuevo Laredo plant. We continue to have a strong balance sheet position, We ended the quarter with a net debt to capital ratio of 17%. Our cash balance of $71 million, includes about $15 million related to insurance proceeds from the Airedale fire.

Now let's turn to our full-year outlook and guidance on Slide 14. Our full-year outlook is as follows: Revenues up 3% to 6% from the prior year, adjusted operating income in the range of $65 million to $73 million, adjusted earnings per share of $0.63 to $0.73. We are lowering the top-end of our revenue growth to 6%. Previously, we had expected revenue growth in the range of 3% to 8%. The change is driven by two primary factors. First, we've seen a negative impact from foreign exchange rates and have reflected this in our guidance. Second, we have lowered the market forecasts for Asia construction, North America off-highway, and overall, Brazil. Along with the volume change, we anticipate spending less on SG&A than previously expected. Our SG&A forecast is now $185 million to $195 million, and our adjusted EPS and operating income guidance is unchanged.

After the first six months, we are at $0.35 of adjusted earnings per share, thanks in part to a strong first quarter. From a quarterly run rate perspective, our third quarter typically has lower revenues due to shutdowns and fewer overall working days in most segments. We expect that many of the items that impacted Q2 earnings will improve or be eliminated in the second half. So, we expect to see earnings improvement sequentially from Q2 to Q3. In addition, we anticipate a solid Q3 earnings improvement in Building HVAC, consistent with last year. Then we expect to see further sequential earnings improvement in Q4, as this is typically a strong quarter for revenue with our benefit of production days returning to normal. Also during Q4, we will see some additional program launches and the wind down of our plant consolidations.

Just to summarize and wrap up, we clearly had some anticipated and unanticipated costs in the quarter. However, with year-to-date earnings of $0.35, we remain comfortable with the full-year guidance.

With that, Tom, I'll turn it back to you.

 Tom Burke - Modine Manufacturing Company - President and CEO

Thanks, Mick. And although it was a choppy quarter, I am confident in our outlook going forward. I would like to highlight a couple of things I'm particularly excited about. First as Mick said, our restructuring programs are almost done. We're close to completing the consolidation of manufacturing operations in Germany and the closure of the McHenry, Illinois manufacturing facility. These are complicated projects and they will take us a long way towards reducing our cost structure and improving the global competitiveness of these segments. Second, our diversification strategy is working. In North America, we are winning business with new customers and in new markets, which will provide future revenue growth. Last quarter, I told you about the wins with power sports customers. We're also getting exciting opportunities in electric vehicle markets and look forward to increasing our presence in this space. In Asia, we're launching automotive programs that will reduce our concentration in excavators and we're making progress on our commercial vehicle strategy in China.

All of these efforts and more give me great confidence in our future as a company. And with that, we'll take your questions.

 QUESTION AND ANSWER

Operator

 (Operator Instructions) David Leiker, Baird.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

 David Leiker - Robert W. Baird & Co. - Analyst

Can we just walk through a few things. You did a great job of detailing so, some of this might be catch-up because you went fast. Could you just kind of walk through where you are on the plant consolidation and restructuring actions, and timing. It sounds like you expect most of those to be wrapped up by the end of March.

 Tom Burke - Modine Manufacturing Company - President and CEO

Really, they will be wrapped up by the end of March.

 David Leiker - Robert W. Baird & Co. - Analyst

 So how many locations?

 Tom Burke - Modine Manufacturing Company - President and CEO

 We are consolidating our two main German facilities, one in Pliezhausen and our Kirchentellinsfurt plant. Of course our McHenry, Illinois plant, we are closing and distributing that business into several plants in North America. As far as the German consolidation project, I'd say we've got about 80% of the actual physical equipment relocated which has been a huge challenge of building inventory, building equipment, consolidating the workforce and integrating them together. We have our one last piece of machinery which is a radiator tube mill which is the big issue that we have to move and that's going to be focused around the Christmas shutdown period. So, we're on track, it's, but it's the last step and is a big one but we feel very confident about that. Then we have to get that restarted coming into Q1 or our fourth quarter next year and by the end of that quarter, we will clearly have the consolidation in kind of a really good spot.

 David Leiker - Robert W. Baird & Co. - Analyst

 Okay. And then McHenry?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, McHenry. Again we're in the inventory buildup plan. We've had the initial, let's say 25% of the equipment moved into the right places that they are going to actually three facilities in Missouri, Tennessee and Nuevo Laredo. We've expanded the plant, as Mick described in Nuevo Laredo, with another 80,000 square feet of operating space down there to bring some of the key products to give us the scale facility in the PF tube building segment of our portfolio. We have about 80% - 75% of the machinery to move and that's going to be a process. It's going to take us through the first quarter of next calendar year, fourth quarter of our fiscal year but we're off to good start. They are two big projects but we feel good about the status.

 David Leiker - Robert W. Baird & Co. - Analyst

 Okay. And then on China, the oil cooler ramp. As you're doing that, where are you in the ramp base there and how much more revenue is there to flow through?

 Tom Burke - Modine Manufacturing Company - President and CEO

There is a significant amount of revenue that will be coming over the next couple of fiscal years. Now, the launches for those programs have all been kind of delayed over the last, let's say 12 months. So, there's been this kind of project deferral from our OE customers mainly on our engine programs to push those back a bit to launch. They are now starting and will come up in earnest. I think in the next fiscal year, we will see a significant growth in net sales and over the next three years we're going to be up to pushing about 4.6 million oil coolers that I think by fiscal 2019 or 2018 Mick?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, right to 2019.

 Tom Burke - Modine Manufacturing Company - President and CEO

Fiscal 2018, you are going to see a, let's kind of call it 1 million a year, 1 million a quarter a year, starting to ramp up, starting at the end of this fiscal year going into next.

 David Leiker - Robert W. Baird & Co. - Analyst

And then the second item here, I know you're hands are tied a bit at what you can say about the JAC contract but can you give us some color about the process of winning their contract and what the opportunities are to expand that either with JAC or with other manufacturers in China?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Well, if you think back, I'll take you back on it to something we talked a couple years ago; about the conversion of the China market to Euro 4 emission standards.

 David Leiker - Robert W. Baird & Co. - Analyst

 Right.

 Tom Burke - Modine Manufacturing Company - President and CEO

 We knew that was coming and that's closer and as a part of that strategy was that they will have to convert all of the copper brass to aluminum product because of the demand of emissions driven by things like EGRs adding energy- heat into the system that needs to be cool. So, as that happens so the conversion to aluminum was we knew would happen and that's exactly what happened with this sourcing opportunities. So, I can't give color on the specific models, but we're very pleased as this puts us right where we want to be in the commercial truck space, somewhere at having strong positions in North America, in Europe with aluminum product and very pleased with how this developed and with the relationship that's going forward.

 David Leiker - Robert W. Baird & Co. - Analyst

 What about the opportunity with other truck makers over there?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, David, it's Mick. I was just going to add to what Tom said. Two things.  One thing that's really nice to see a lot of hard work by the team over there both on the automotive side and truck side. Our cost position is continuing to improve and we're competing with local companies there and very favorably from a cost structure and margins we are very content with. I think that it's going to lead to additional opportunities. We are proving to ourselves, our ability to really complete there locally in that market. Not just with the large multinationals, but in that region in itself.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

 Tom Burke - Modine Manufacturing Company – President & CEO

 Yes, it's good point, Mick. You know that Scott Bowser and his team in Asia worked a lot on really understanding their cost bases and what they have to do to compete and we are getting confidence in that. So, in our portfolio of commercial trucks, we have one multinational in our customer base and now one domestic Chinese OEM and talking and involve with others along the way. So, I feel very good about our position going forward.

 David Leiker - Robert W. Baird & Co. - Analyst

 Okay, great. Thank you much.

 Tom Burke - Modine Manufacturing Company - President and CEO

 Thank you.

Operator

 Robert Kosowsky, Sidoti.

 Robert Kosowsky - Sidoti - Analyst

 Good morning guys and Kathy, how are you doing?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Good morning.

 Robert Kosowsky - Sidoti - Analyst

 Yes, I just wanted to dive in a little bit on North America truck. I was wondering when you saw the maximum amount of inefficiencies during this past quarter?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, well, as I noted, obviously you know that the market is up, and we're very pleased with our share of the market, specifically who are tied to in the marketplace really gaining shares. And that's been a real good plus and we plan for that. One of the things that maybe was surprising as we had a very high seasonal spike in service parts. We've been in this business for decades. We have a long tail of service requirements and the summer season is typically when that pops up just a little bit higher than normal and that it really complicated things that maybe that's what caught us by a surprise little bit. So, service parts, just to familiarize with that, even though the things like you can make you still goes on weekends or something that the demand for making short trucks are up and the commercial truck space is a very, very a high point for our OE customers. So that demand is really focused on highly and we got to make sure we deliver those parts on time. So that whole phenomenon of service support along with high OE customer demand for production trucks really spiked through this quarter. So, we're handling that. We've got the things that balanced out in our braising capacity now and let's say more of a better flow. We're getting back into 5, 5.5 shift assembly and pack operations. So, we're going to see that the cost trend in a positive direction. But it spiked on us this summer.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Robert Kosowsky - Sidoti - Analyst

 Okay, but is it fair to say those inefficiencies have kind of teeth and they're coming down and that you have a lot of confidence in being able to. So, do you still see rising build rates per day going off the next two quarters and I just worry about not being able to catch up for this cycle.

 Tom Burke - Modine Manufacturing Company - President and CEO

 No, I should answer that more clearly for you. And we definitely are on top of it. The costs are going to go in the right direction. They are going in the right direction. Let me make it even more clear.

 Robert Kosowsky - Sidoti - Analyst

 So that means shedding on of the next few quarters, you should see better incremental margins flow through.

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, they will normalize over this quarter and definitely through the end of the year.

 Robert Kosowsky - Sidoti - Analyst

 And then what was the thought process on taking in SG&A a little bit and what did you curb, and just kind of more clarity on that?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 When we start every year, we go through the budget, and we've got as a rollup, we've got targets we want to do and then there is a range around it like everything else. That's why we give all of you a range and internally and when we saw top-end of our revenue range coming down a little bit, it was really across the board. So, there was no massive one area and there were no massive layoffs or anything like that. This was across the board asking everyone to really look at pulling in more of the discretionary items.

 Robert Kosowsky - Sidoti - Analyst

 Okay, so just curb in spending a little bit?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, I think about 3%.

 Tom Burke - Modine Manufacturing Company - President and CEO

 I just echo Mick's point and I want to give the team a lot of credit. This is something we keep track of where we are and as we saw this change, we put our head together once to make sure we have alignment of what's the priority and what we can now tie it on. So, the team did a great job there.

 Robert Kosowsky - Sidoti - Analyst

 Okay, that's helpful. And then finally, do you see any other major regulatory changes on the horizon that might increase content for you either on, it doesn't matter what type of vehicle, but on the horizon from regulatory standpoint that you're excited about coming into flow?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Tom Burke - Modine Manufacturing Company - President and CEO

 Definitely. I think, China, as I just mentioned, with Euro 4 conversion going into the developing countries, which is going to be a big opportunity for us and one that we are prepared for with and have been prepared for a couple of years now as part of our strategy going into Asia.

Additionally, let's say, other markets in North America and Europe, this whole drive for CO2 emissions and essentially its fuel efficiency is driving all sorts of content opportunities for additional heat exchangers where it might be turbocharged engine for this eco-boost type system that they have smaller displacement engines, but with a boosted air intake through turbo charging requires a liquid charger cooler, it is one option which we have a great product for that. And we are winning business in both Europe and potentially in US with additional heat exchangers going into power train devices. We call them TMUs that can heat the transmission or differential oil actually heat that up faster startup, so they become less viscous and the rolling resistances improve, so fuel efficiency goes up. The waste heat recovery is another big item that we're focused on as a research project in commercial truck. And as I mentioned on the electric vehicle, we're very pleased with business wins we're getting in that space. And we've talked about the tests in the past on being able to supply that. And new model exits coming out, we're pleased to be on that vehicle as well with additional content and with product platform. So, we're looking to expand into that space even further with others.

 Robert Kosowsky - Sidoti - Analyst

 Okay. Sounds good. Do you have any sense as to what market outgrowth rate you could do, I guess ex the BMW impact?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, a tough, it's a complicated question. I think we said for a while, we think if factor it all in the core business we have and then the new opportunities growing, I think organically that Tom and I talk about probably in the 5% plus or minus about long-term top line growth rate. With that, we got the new market opportunities Tom mentioned in more mature markets. Then, obviously I will set the balance that continuous pressure we are under from competitions and customers on pricing. So, we've been pretty consistent. We think that mid-single digit 5% type of long-term revenue growth rate and then anything we can do over the top, looking into new markets, adjacencies or acquisitions to boost it.

 Robert Kosowsky - Sidoti - Analyst

 Alright. That's helpful. And the one final question. What is the BMW impact going to be in 2016 would you say?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Alright. Great question. I have got it here. 2016 fiscal?

 Robert Kosowsky - Sidoti - Analyst

 Yes, fiscal 2016?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, about EUR13 million.

 Robert Kosowsky - Sidoti - Analyst

 Alright, cool. Thank you very much and good luck.

 Tom Burke - Modine Manufacturing Company - President and CEO

 Thank you.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Operator

 Walter Liptak, Global Hunter.

 Walter Liptak - Global Hunter - Analyst

 Thanks. My question is on Europe. I wonder if we could get some of the sequential trends that you saw throughout the quarter, and obviously, Europe looks like it's slowing down here. I just want to address the risk that your market outlook might a little too aggressive.

 Tom Burke - Modine Manufacturing Company - President and CEO

 Well, I think commercial truck, I think we're actually saying it's going to go down a bit for balance of the fiscal year, but because of our content and the volumes that are rising, our sales are actually going to go up. That's the point why we look at that as far as the revenue line. And on the premium auto side, what I tell you, the models that we're are on and we are very fortunate to be on some key programs, automotive we are going to say is flat to up 5% and that's really driven a lot because it's premium auto segment that we're highly participating in. So, we've got programs that are well over stated planned volumes from our customers and that's put us into the seven-day operation at a couple of our plants both on condensers and oil coolers. Now we're managing those issues through balancing out with other plants and capacity and working with the customers on things like that but clearly getting a hold of the operating constraints through improvements with investment. But right now, I'd say that the focus we have is commercial vehicle down 5%, automotive flat to up 5% because of our sub-segment that we're in inside of auto is pretty good projections for balance of the year.

 Walter Liptak - Global Hunter - Analyst

 Okay. And the off-highway?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, off-highway, we were showing plus 5%, plus 10% for the balance of the year, but that's going up a very low comp base of last year and again it's a smaller part of our portfolio in Europe. So, it's not that influential quite frankly to the overall top line. But I think the comps from prior year are kind of what's driving that.

 Walter Liptak - Global Hunter - Analyst

 What was the actual amount of the foreign currency hit this quarter and what do you have forecasted for the rest of the year?

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, so on a year-over-year basis, Walter, FX impact was immaterial on a year-over-year basis. From a total company standpoint, sales $1 million to $2 million, operating income, a couple $100,000. For our forecast, we are using a euro rate in about $1.25, that's the biggest driver for the company and then obviously the Brazilian Real about $2.45 is what we're using. Going back to when we provided full-year guidance in Q4 and the run up in the dollar, it's the impact from our original guidance and where we're sitting today, it's been about 2% on sales.

 Robert Kosowsky - Sidoti - Analyst

 Okay, thanks guys.

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, thanks Walt.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Operator

 David Leiker, Baird.

 David Leiker - Robert W. Baird & Co. - Analyst

 Couple of things here just to follow up. The volumes that you saw fall off during your quarter, what end markets did you see that coming from?

 Tom Burke - Modine Manufacturing Company - President and CEO

 The off-highway, heavy equipment, especially in mining and agriculture equipment has been the biggest factor. As we said, it's down about 20% year-over-year.

 Mick Lucareli - Modine Manufacturing Company - VP, Finance, and CFO

 Yes, I think when we go through it, David, from throughout the quarter for sure across South America and Brazil. So, all of those end-markets including even the after-market, which tends to be a little bit more stable has been dropping. Off-highway a little bit in Europe and then the heavy-duty construction of large excavators in Asia has softened through the last quarter and then what Tom started with the answer in North America it seems to be the really large off-highway. We know there is a big mix when people talk about ag and off-highway construction. Light construction seems to be doing okay. It's the large horsepower and obviously large items like mining where we saw the largest drops.

 David Leiker - Robert W. Baird & Co. - Analyst

 Okay. And then on the capacity shortages that you're running into, how much is this related to the plant consolidations as supposed to not just having the right capacity there?

 Tom Burke - Modine Manufacturing Company - President and CEO

 No, they are actually separate issues. The capacity constraints are on the automotive side. They are linked to strong vehicle launches in Europe, based on our premium customers there. So, condensers on certain luxury aligns with German premium cars are just running way over their stated projection of volumes. So, we are by the tune of like 30%. So, we're working with customers in that regard on how to add capacity and get support from them, but it's really put a challenge to our cutting group planned in Austria on condensers and the same with oil coolers and liquid charger coolers for our Uden plant in the Netherlands. So, volumes again will be double-digit over what was released from the customer and what we've planned for, so both those cases moved some products. We have some capacity available and balance that out and obviously you have to work with the customer and that's we're doing. So, it's a little bit long and actually we are making some new investments to give us capacity we need on certain stamping presses and that type of thing. So, that's in-hand, but that's just going to take awhile to work through this quarter and into next to get that in.

 David Leiker - Robert W. Baird & Co. - Analyst

 Yes, do you run the rest that you got the capacity in place and that falls off and this is just beginning of the run type volume that's not sustainable?

 Tom Burke - Modine Manufacturing Company - President and CEO

 I didn't catch the question David. You come back with that please.

 David Leiker - Robert W. Baird & Co. - Analyst

 Are you seeing a ramp up and volume here in initial launch phase that then normalizes and you end up getting caught excess capacity?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Tom Burke - Modine Manufacturing Company - President and CEO

 We are going to be so we're not going to add what I would say is big ticket capital. Okay, this is specific stamping, let's say could be tools and that type of thing where we need to add additional maybe one additional press which could bring in for some place else. So, we're going to be careful on the capital, not to get over invested in but we're not adding brace furnaces for that which would be the big-ticket item.

 David Leiker - Robert W. Baird & Co. - Analyst

 Okay. And then on the Euro 6 launches in Europe, are you keeping market volume aside, have you launched, I presume you launched all the programs that you're going to launch over there. Right?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, we have.

 David Leiker - Robert W. Baird & Co. - Analyst

 And those volumes are probably running, I don't know 20% below what you thought they were going to?

 Tom Burke - Modine Manufacturing Company - President and CEO

 Yes, that's better rate. So, they are still kind of coming up little bit further on that they were later in launching in but they're about where they are and I think that the run rate is close to where we are going to be but added content is going to make a difference on the top line for us.

 David Leiker - Robert W. Baird & Co. - Analyst

 And then we're seeing some of the truck makers particularly the European truck makers take their product portfolio and go to global sourcing. Have you -- they have done it on brakes, they have done it on some other products, and these engines are getting closer to being harmonized from a regulation perspective. What kind of opportunity are you seeing in terms of taking what you have in Europe and taking it global at those, particularly Daimler and Volvo and people like that.

 Tom Burke - Modine Manufacturing Company - President and CEO

 We are working with programs both heavy and medium-duty opportunities on global programs in the future right along those lines. So, that's exactly right. So, we see in the next couple of fiscal years of that switching with an opportunity to gain share.

 Robert Kosowsky - Sidoti - Analyst

 Well, I am not sure you, correct me if I am wrong, but I'm not sure you actually have a contract that's global across a single product, are you?

 Tom Burke - Modine Manufacturing Company - President and CEO

 No. On truck side. Well, on the powertrain cooling side, no. EGR, yes.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 30, 2014 / 01:00PM GMT, MOD - Q2 2015 Modine Manufacturing Co Earnings Call

Robert Kosowsky - Sidoti - Analyst

 Okay. Great thank you.

Operator

 I'm showing no further questions at this time. I would now like to turn the conference back to Kathy Powers.

 Kathy Powers - Modine Manufacturing Company - VP, Treasurer and IR

 Thank you. That concludes the call for this morning. Thank you for joining us and thanks for your interest in Modine. Good bye.

Operator

 Ladies and gentlemen, thank you for participating in today's conference. You may now disconnect. Everyone have a wonderful day.

DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2014 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us
© 2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.